WASHINGTON ENERGY COMPANY AND SUBSIDIARIES                                                                              Exhibit A
Consolidating Statement of Income and Retained Earnings                                                               Page 1 of 6
For the 12 Months Ended September 30, 1995
(in thousands)

                                                                      Washington                         WECO
                                                      Washington     Natural Gas       Thermal         Finance
                                                        Energy         Company       Energy, Inc.      Company        ThermRail,
                                                       Company       Consolidated    Consolidated    Consolidated        Inc.
                                                   --------------  --------------  --------------  --------------  --------------

Operating revenues                                 $               $      420,048  $               $        2,300  $

Operating expenses
  Cost of gas sold                                                        219,022
  Utility operations and maintenance                        1,600          68,125              45             586               1
  Depreciation, depletion and
    amortization                                                           33,128
  General taxes                                                 4          40,729
  Federal income taxes                                     (3,067)          8,531             259             663            (145)
                                                   --------------  --------------  --------------  --------------  --------------
    Total operating expenses                               (1,463)        369,535             304           1,249            (144)
                                                   --------------  --------------  --------------  --------------  --------------
    Operating income (loss)                                 1,463          50,513            (304)          1,051             144

Other income (expense)
  Pre-tax write-down of coal and rail investments                                         (34,700)                         (6,003)
  Pre-tax charges related
    to unconsolidated affiliate                           (24,803)
  Deferred tax benefit of writedowns                        8,681                          12,145                           2,101
  Preferred dividend requirement-WNG                       (7,126)
  Other, net                                              (10,209)           (443)            964             272               2
                                                   --------------  --------------  --------------  --------------  --------------
    Total other income (loss)                             (33,457)           (443)        (21,591)            272          (3,900)
                                                   --------------  --------------  --------------  --------------  --------------
    Gross income (loss)                                   (31,994)         50,070         (21,895)          1,323          (3,756)

Interest charges                                            9,068          32,216           1,948              74             414
                                                   --------------  --------------  --------------  --------------  --------------
Net income (loss)                                         (41,062)         17,854         (23,843)          1,249          (4,170)


Retained earnings beginning of period                     (61,339)         18,137           2,219             445              65

Excess premium, preferred redemption

Dividends - common stock                                  (23,877)
          - preferred stock                                                (7,126)
                                                   --------------  --------------  --------------  --------------  --------------
Retained earnings end of period                    $     (126,278) $       28,865  $      (21,624) $        1,694  $       (4,105)
                                                   ==============  ==============  ==============  ==============  ==============

WASHINGTON ENERGY COMPANY AND SUBSIDIARIES                                                              Exhibit A
Consolidating Statement of Income and Retained Earnings (Continued)                                   Page 2 of 6
For the 12 Months Ended September 30, 1995
(in thousands)

                                                      Washington      Washington                      Washington
                                                     Energy Gas         Energy                          Energy
                                                      Marketing        Services                        Company
                                                       Company         Company       Eliminations    Consolidated
                                                   --------------  --------------  --------------  --------------
Operating revenues                                 $               $       23,564  $       (2,301) $      443,611

Operating expenses
  Cost of gas sold                                                                                        219,022
  Utility operations and maintenance                                       25,127          (2,300)         93,184
  Depreciation, depletion and
    amortization                                                                                           33,128
  General taxes                                                               241                          40,974
  Federal income taxes                                        (93)           (641)                          5,507
                                                   --------------  --------------  --------------  --------------
    Total operating expenses                                  (93)         24,727          (2,300)        391,815
                                                   --------------  --------------  --------------  --------------
    Operating income (loss)                                    93          (1,163)             (1)         51,796

Other income (expense)
  Pre-tax write-down of coal and rail investments                                                         (40,703)
  Pre-tax charges related
    to unconsolidated affiliate                                                                           (24,803)
  Deferred tax benefit of writedowns                                                                       22,927
  Preferred dividend requirement-WNG                                                                       (7,126)
  Other, net                                               (2,618)            254           9,153          (2,625)
                                                   --------------  --------------  --------------  --------------
    Total other income (loss)                              (2,618)            254           9,153         (52,330)
                                                   --------------  --------------  --------------  --------------
    Gross income (loss)                                    (2,525)           (909)          9,152            (534)

Interest charges                                              898             279          (4,369)         40,528
                                                   --------------  --------------  --------------  --------------
Net income (loss)                                          (3,423)         (1,188)         13,521         (41,062)


Retained earnings beginning of period                     (13,131)            106          (7,841)        (61,339)

Excess premium, preferred redemption

Dividends - common stock                                                                                  (23,877)
          - preferred stock                                                                 7,126
                                                   --------------  --------------  --------------  --------------
Retained earnings end of period                    $      (16,554) $       (1,082) $       12,806  $     (126,278)
                                                   ==============  ==============  ==============  ==============






WASHINGTON ENERGY COMPANY AND SUBSIDIARIES                                                                              Exhibit A
Consolidating Balance Sheet                                                                                           Page 3 of 6
September 30, 1995
(in thousands)

                                                                      Washington                         WECO
                                                      Washington     Natural Gas       Thermal         Finance
                                                        Energy         Company       Energy, Inc.      Company        ThermRail,
                                                       Company       Consolidated    Consolidated    Consolidated        Inc.
                                                   --------------  --------------  --------------  --------------  --------------
                      Assets

Property, plant and equipment
  Utility plant, at original cost                  $               $    1,055,322  $               $               $
  Coal and other                                                                           13,625
  Accumulated depreciation,
    depletion and amortization                                           (263,664)         (9,590)
                                                   --------------  --------------  --------------  --------------  --------------
    Net property, plant and equipment                                     791,658           4,035

Investment in associated companies                        218,961

Investment in unconsolidated affiliates                    70,313

Notes and Accounts receivable from subsidiaries            73,202             102             554

Current assets
  Cash and cash equivalents                                                 3,571                           5,400
  Receivables, net                                          1,769           7,037              13               2
  Unbilled revenue                                                          9,607
  Federal income taxes receivable                           3,957           1,416            (875)           (950)              6
  Deferred income taxes                                                     3,707
  Materials and supplies, at average cost                                  29,706
                                                   --------------  --------------  --------------  --------------  --------------
    Total current assets                                    5,726          55,044            (862)          4,452               6

Other assets and deferred charges
  Environmental insurance receivables                                       8,116
  Regulatory tax asset                                                     17,605
  Deferred FIT                                              2,595
  Deferred charges and other                                  378          18,073                           1,353
                                                   --------------  --------------  --------------  --------------  --------------
    Total other assets and deferred
      charges                                               2,973          43,794                           1,353
                                                   --------------  --------------  --------------  --------------  --------------
    Total assets                                   $      371,175  $      890,598  $        3,727  $        5,805  $            6
                                                   ==============  ==============  ==============  ==============  ==============









WASHINGTON ENERGY COMPANY AND SUBSIDIARIES                                                              Exhibit A
Consolidating Balance Sheet (Continued)                                                               Page 4 of 6
September 30, 1995
(in thousands)

                                                      Washington      Washington                      Washington
                                                     Energy Gas         Energy                          Energy
                                                      Marketing        Services                        Company
                                                       Company         Company       Eliminations    Consolidated
                                                   --------------  --------------  --------------  --------------

                      Assets

Property, plant and equipment
  Utility plant, at original cost                  $               $               $               $    1,055,322
  Coal and other                                                            1,996                          15,621
  Accumulated depreciation,
    depletion and amortization                                               (481)                       (273,735)
                                                   --------------  --------------  --------------  --------------
    Net property, plant and equipment                                       1,515                         797,208

Investment in associated companies                                                       (218,961)

Investment in unconsolidated affiliates                                                                    70,313

Notes and Accounts receivable from subsidiaries                                 1         (73,859)

Current assets
  Cash and cash equivalents                                    53             301             (10)          9,315
  Receivables, net                                             47           2,083            (121)         10,830
  Unbilled revenue                                                                                          9,607
  Federal income taxes receivable                              97              (4)          7,295          10,942
  Deferred income taxes                                                                                     3,707
  Materials and supplies, at average cost                   1,516             746                          31,968
                                                   --------------  --------------  --------------  --------------
    Total current assets                                    1,713           3,126           7,164          76,369

Other assets and deferred charges
  Environmental insurance receivables                                                                       8,116
  Regulatory tax asset                                                                                     17,605
  Deferred FIT                                                                             (2,595)
  Deferred charges and other                                                   75                          19,879
                                                   --------------  --------------  --------------  --------------
    Total other assets and deferred
      charges                                                                  75          (2,595)         45,600
                                                   --------------  --------------  --------------  --------------
    Total assets                                   $        1,713  $        4,717  $     (288,251) $      989,490
                                                   ==============  ==============  ==============  ==============








WASHINGTON ENERGY COMPANY AND SUBSIDIARIES                                                                              Exhibit A
Consolidating Balance Sheet (Continued)                                                                               Page 5 of 6
September 30, 1995
(in thousands)

                                                                      Washington                         WECO
                                                      Washington     Natural Gas       Thermal         Finance
                                                        Energy         Company       Energy, Inc.      Company        ThermRail,
                                                       Company       Consolidated    Consolidated    Consolidated        Inc.
                                                   --------------  --------------  --------------  --------------  --------------

          Capitalization and liabilities

Capitalization
  Common shareholders' interest                    $      196,686  $      251,528  $      (15,625) $        2,793  $       (3,105)
  Redeemable preferred stock                                               90,000
  Long-term debt                                                          310,060
                                                   --------------  --------------  --------------  --------------  --------------
    Total capitalization                                  196,686         651,588         (15,625)          2,793          (3,105)

Current liabilities
  Notes payable and commercial paper                      161,994
  Current sinking-fund requirements and debt
    maturities                                                             30,140
  Accounts payable                                             26          26,675
  Purchased gas liability                                                  15,554
  Accrued general taxes                                                    12,381
  Environmental remediation liabilities                                     4,578
  Other current liabilities                                 1,214          28,536              (4)          3,589
                                                   --------------  --------------  --------------  --------------  --------------
    Total current liabilities                             163,234         117,864              (4)          3,589

Payables to affiliate companies                            11,255          16,699          22,231             962           4,825

Deferred credits and other liabilities
  Noncurrent deferred income taxes                                         69,826          (2,875)         (1,539)         (1,714)
  Regulatory tax liability                                                 11,017
  Unamortized investment tax credits                                        9,352
  Contributions in aid of construction                                     14,252
  Contingency reserve and other
                                                   --------------  --------------  --------------  --------------  --------------
    Total deferred credits and other                                      104,447          (2,875)         (1,539)         (1,714)
                                                   --------------  --------------  --------------  --------------  --------------

    Total capitalization and liabilities           $      371,175  $      890,598  $        3,727  $        5,805  $            6
                                                   ==============  ==============  ==============  ==============  ==============










WASHINGTON ENERGY COMPANY AND SUBSIDIARIES                                                              Exhibit A
Consolidating Balance Sheet (Continued)                                                               Page 6 of 6
September 30, 1995
(in thousands)

                                                      Washington      Washington                      Washington
                                                     Energy Gas         Energy                          Energy
                                                      Marketing        Services                        Company
                                                       Company         Company       Eliminations    Consolidated
                                                   --------------  --------------  --------------  --------------

          Capitalization and liabilities

Capitalization
  Common shareholders' interest                    $      (16,544) $          (84) $     (218,963) $      196,686
  Redeemable preferred stock                                                                               90,000
  Long-term debt                                                                                          310,060
                                                   --------------  --------------  --------------  --------------
    Total capitalization                                  (16,544)            (84)       (218,963)        596,746

Current liabilities
  Notes payable and commercial paper                                                                      161,994
  Current sinking-fund requirements and debt
    maturities                                                                                             30,140
  Accounts payable                                          1,046             437              (7)         28,177
  Purchased gas liability                                                                                  15,554
  Accrued general taxes                                                       175                          12,556
  Environmental remediation liabilities                                                                     4,578
  Other current liabilities                                   (82)            386            (122)         33,517
                                                   --------------  --------------  --------------  --------------
    Total current liabilities                                 964             998            (129)        286,516

Payables to affiliate companies                            13,496           4,392         (73,860)

Deferred credits and other liabilities
  Noncurrent deferred income taxes                         (8,360)           (589)          4,701          59,450
  Regulatory tax liability                                                                                 11,017
  Unamortized investment tax credits                                                                        9,352
  Contributions in aid of construction                                                                     14,252
  Contingency reserve and other                            12,157                                          12,157
                                                   --------------  --------------  --------------  --------------
    Total deferred credits and other                        3,797            (589)          4,701         106,228
                                                   --------------  --------------  --------------  --------------

    Total capitalization and liabilities           $        1,713  $        4,717  $     (288,251) $      989,490
                                                   ==============  ==============  ==============  ==============